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            [FRESHMAN, MARANTZ, ORLANSKI, COOPER & KLEIN LETTERHEAD]


                               September 10, 1999

VIA EDGAR

Skechers U.S.A., Inc.
228 Manhattan Beach Blvd.
Manhattan Beach, CA  90266

                  RE:      SKECHERS U.S.A., INC.
                           REGISTRATION STATEMENT ON FORM S-8
                           5,215,154 SHARES OF CLASS A COMMON STOCK ISSUABLE UNDER THE AMENDED AND RESTATED 1998 STOCK OPTION, DEFERRED STOCK AND RESTRICTED STOCK PLAN

Ladies and Gentlemen:

We are counsel to Skechers U.S.A., Inc., a Delaware corporation (the "Company"). We have assisted the Company in its preparation of a registration statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), registering 5,215,154 shares of the Company's Class A Common Stock, $0.001 par value per share (the "Common Stock") issuable under the Company's Amended and Restated 1998 Stock Option, Deferred Stock and Restricted Stock Plan (the "Plan").

In rendering this opinion, we have considered such questions of law and examined such statutes and regulations, corporate records, certificates and other documents and have made such other examinations, searches and investigations as we have considered necessary. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or as photocopies or telecopies. We have not made an independent examination of the laws of any jurisdiction other than the State of Delaware and the Federal Law of the United States, and we do not express or imply any opinions in respect to the laws of any other jurisdiction. The opinions expressed herein are based on legislation and regulations in effect on the date hereof. We undertake no obligation to advise you of any changes that may be brought to our attention after the date hereof.

Based on and subject to the foregoing, we are of the opinion that the Common Stock, when issued under the Plan and the purchase price therefor has been paid pursuant to the provisions of the Plan, will be duly and validly issued, fully paid and nonassessable shares.
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Skechers U.S.A., Inc.
September 10, 1999
Page 2


We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. This consent is not to be construed as an admission that we are an "expert" within the meaning of the Securities Act or a person whose consent is required to be filed with the Registration Statement under the provisions of the Securities Act.

                                 Very truly yours,


                                 /s/ FRESHMAN, MARANTZ, ORLANSKI, COOPER & KLEIN
                                 -----------------------------------------------
                                 Freshman, Marantz, Orlanski, Cooper & Klein
                                 a law corporation